UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2014

MMA Capital Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 13, 2014, the Registrant entered into a joint venture that immediately acquired a mixed-use development property in Spanish Fort, Alabama. The Registrant contributed approximately $9 million to the joint venture, for a stated interest of 80%, subject to certain waterfall provisions of the joint venture’s operating agreement. The Registrant will account for its interest in the joint venture under the equity method of accounting and is currently estimating that it will be allocated net income from the joint venture of approximately $6 million to $8 million in the fourth quarter of 2014. In addition to the Registrant’s equity interest in the joint venture, the Registrant holds investments in certain Capital Improvement Development District (“CID”) bonds that depend on the tax revenue generated by businesses and tenants of the mixed-use development. Collectively, the Registrant’s investment in the completion of the development may positively impact the performance of the CID bond investment. As of September 30, 2014, the unpaid principal balance and carrying value of the CID bonds are $28.7 million and $25.1 million, respectively.

On November 14, 2014, the Registrant held a conference call that incorporated information referencing the press release issued November 10, 2014, plus updates to our business operations, corporate strategy and company mission statement. As the Registrant believes this information to be useful to shareholders, we are filing the management prepared text of the conference call script as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Conference Call Script dated November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

November 14, 2014	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Conference Call Script dated November 14, 2014